UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 7, 2022
EOS ENERGY ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3920 Park Avenue
Edison, New Jersey 08820
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 225-8400
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on July 29, 2022 (the “Closing Date”), Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”), entered into a Senior Secured Term Loan Credit Agreement (the “Credit Agreement”) with ACP Post Oak Credit I LLC, as lender, administrative agent and collateral agent (“Atlas”), and the lenders from time to time party thereto (collectively with Atlas, the “Lenders”). The Credit Agreement provides for an $85.1 million term loan (the “Term Loan”), the entirety of which was funded on the Closing Date. The Credit Agreement also permits the Company to request additional commitments of up to an aggregate of $14.9 million, with the funding of such commitments in the sole discretion of the Lenders, under certain circumstances and under the same terms as the Term Loan. As previously disclosed, on August 4, 2022, the Company requested, and the Lenders agreed to fund, an additional commitment of $9.6 million under the Credit Agreement.

On December 7, 2022, the Company entered into a Commitment Increase Agreement (the “Commitment Increase Agreement”) by and among the Company, each subsidiary of the Company, as guarantors, and the Lenders. Pursuant to the Commitment Increase Agreement, the Company requested, and the Lenders agreed to fund, an additional commitment of $5.3 million under the Credit Agreement. The terms of the additional commitment are consistent with the Term Loan.

As previously disclosed, pursuant to the Credit Agreement, the Company may not permit Liquidity (as defined in the Credit Agreement) as of the last day of each fiscal quarter to be less than the Interest Escrow Required Amount (as defined in the Credit Agreement), which is calculated as the aggregate amount of the four immediately following interest payments on loans under the Credit Agreement. Following receipt of the additional commitment proceeds, the Interest Escrow Required Amount would increase to $12.3 million.

The information set forth in Item 1.01 of the Company’s Current Report on Form 8-K filed on August 1, 2022, which provides a description of the Credit Agreement and other material terms of the additional commitment, is incorporated by reference herein.

The foregoing is a summary description of certain terms of the Commitment Increase Agreement. For a full description of all terms, please refer to the copy of the Commitment Increase Agreement, that is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K related to the Commitment Increase Agreement is incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit Number	Description of Document

10.1	Commitment Increase Agreement, dated as of December 7, 2022, by and among Eos Energy Enterprises, Inc., the guarantors party thereto, and ACP Post Oak Credit I LLC.
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: December 7, 2022	By:	/s/ Randall Gonzales
		Name:	Randall Gonzales
		Title:	Chief Financial Officer
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